UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2005

CDI Corp.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5519	23-2394430
(Commission File Number)	(IRS Employer Identification No.)

1717 Arch Street, 35th Floor, Philadelphia, PA	19103-2768
(Address of Principal Executive Offices)	(Zip Code)

(215) 569-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

CDI Corp. (the “Company”) has adopted forms of agreements to be signed in connection with grants of Stock Appreciation Rights, Time-Vested Deferred Stock and Performance-Contingent Deferred Stock to executive officers of the Company. Those forms of agreements are attached as exhibits to this Report. These forms of agreement are expected to be executed by Joseph R. Seiders (Senior Vice President and General Counsel) and Cecilia J. Venglarik (Senior Vice President, Human Resources) with respect to their previously-reported 2005 grants of Stock Appreciation Rights, Time-Vested Deferred Stock and Performance-Contingent Deferred Stock.

Item 5.02 Departure of a Principal Officer; Appointment of a Principal Officer.

(b) As previously reported, the Company and Jay G. Stuart (formerly the Executive Vice President and Chief Financial Officer of the Company) agreed in December 2004 that Mr. Stuart would leave the Company in May 2005 and move back to his home and family in New York. Mr. Stuart’s final day as an officer and employee of the Company was May 31, 2005.

(c) Effective May 31, 2005, with the departure of Mr. Stuart, John Fanelli III became a principal officer of the Company by virtue of his then performing the functions of the principal accounting officer. Below is biographical information for Mr. Fanelli:

John Fanelli III, age 50, has been the Vice President and Controller of CDI Corporation (a subsidiary of the Company) since October 2003. From February 2003 until October 2003, he was a financial consultant to Berwind Corporation (a Philadelphia-based investment management company owning a diversified portfolio of manufacturing and service businesses and real estate). From 1994 to February 2003, Mr. Fanelli served as Vice President, Corporate Controller and Chief Accounting Officer of Hunt Corporation (a Philadelphia-based manufacturer, distributor and marketer of consumer products).

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1 – Form of Stock Appreciation Rights Agreement.

Exhibit 10.2 – Form of Time-Vested Deferred Stock Agreement.

Exhibit 10.3 – Form of Performance-Contingent Deferred Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI CORP.
(Registrant)

By:	/s/ Roger H. Ballou
Roger H. Ballou
President and Chief Executive Officer

Date: June 3, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Stock Appreciation Rights Agreement

10.2	Form of Time-Vested Deferred Stock Agreement

10.3	Form of Performance-Contingent Deferred Stock Agreement